 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-288424
Prospectus Supplement
(To Prospectus dated June 30, 2025)
AeroVironment, Inc.
3,528,226 Shares
Common Stock

We are offering 3,528,226 shares of our common stock.
In addition, we have granted the underwriters an option to purchase, in whole or in part, for a period of 30 days from the date of this prospectus supplement up to 529,234 of additional shares of our common stock at the public offering price less the underwriting discount.
Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “AVAV.” On July 1, 2025, the last reported sale price of our common stock was $252.40 per share.
Concurrently with this offering, we are conducting a public offering of $650,000,000 aggregate principal amount of our 0% Convertible Senior Notes due 2030 (the “convertible notes”) (or up to $747,500,000 aggregate principal amount if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option) (the “Concurrent Convertible Notes Offering”). Neither this offering nor the Concurrent Convertible Notes Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, or vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, on significantly different terms or at all. The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the convertible notes to be issued in the Concurrent Convertible Notes Offering. See “Prospectus Supplement Summary — Recent Developments,” “Use of Proceeds” and “Description of the Concurrent Convertible Notes Offering.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7.

	Per Share	Total(2)
Price to public	$248.00	$875,000,048.00
Underwriting discount(1)	$9.30	$32,812,501.80
Proceeds, before expenses, to AeroVironment, Inc.	$238.70	$842,187,546.20

(1)
See “Underwriting (Conflicts of Interest)” for a description of compensation to the underwriters.

(2)
Assumes no exercise of the underwriters’ option to purchase additional shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the shares of our common stock will be made on or about July 3, 2025.

Lead Book-Running Managers
J.P. Morgan	BofA Securities
Joint Book-Running Managers
Raymond James	RBC Capital Markets	William Blair	Baird	BNP PARIBAS
Co Managers
BTIG	Citizens Capital Markets	BMO Capital Markets

The date of this prospectus supplement is July 1, 2025

Prospectus Supplement
Prospectus

S-i

This prospectus supplement is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Incorporation of Certain Documents by Reference.”
We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement incorporates by reference, and any related free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to which we have referred you, contain and incorporate by reference information that you should consider when making your investment decision.

S-ii

PRESENTATION OF INFORMATION
In this prospectus supplement, all references to “we,” “us,” “our,” the “Company” or “AeroVironment” or similar designations refer to AeroVironment, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. All references to “BlueHalo” refer to BlueHalo Financing Topco, LLC and its consolidated subsidiaries.

S-iii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
Certain of the statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus or any related free writing prospectus, the documents incorporated by reference herein and therein and other materials filed or to be filed with the SEC represent our expectations or beliefs concerning future events and should be considered “forward-looking statements” within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “predict,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” and other similar expressions or the negative of such words or expressions. Such statements include, but are not limited to, (i) our expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, employment opportunities and mobility, plans and objectives of management and (ii) the expected benefits of the BlueHalo Merger (as defined below), including with respect to the business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to:
•
the factors discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 under the sections titled “Risk Factors” in Part I, Item 1A;

•
the risk that the ongoing integration of BlueHalo will be more difficult, time-consuming or expensive than anticipated;

•
the risk that the BlueHalo Merger will not provide the expected benefits, or that we will not be able to achieve the cost or revenue synergies anticipated;

•
unexpected technical and marketing difficulties inherent in major research and product development efforts;

•
availability of U.S. government and allied government funding for defense procurement and research and development programs and the changes in the timing and/or amount of government spending;

•
our reliance on certain customers, including the U.S. government and allied foreign governments, for a significant portion of our revenues;

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the extensive regulatory requirements governing our contracts with the U.S. government and international customers and the results of any audit or investigation of our compliance therewith;

•
our ability to remain a market innovator, to create new market opportunities and/or to expand into new markets;

•
the potential need for changes in our long-term strategy in response to future developments;

•
our ability to attract and retain skilled employees;

•
unexpected changes in significant operating expenses, including components and raw materials;

•
any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products;

•
changes in the supply, demand and/or prices for our products and services and our ability to perform under existing contracts and obtain new contracts;

•
increased competition, including from firms that have substantially greater resources than we have and, in the uncrewed systems market, from lower-cost consumer drone manufacturers who may seek to enhance their systems’ capabilities over time;

S-iv

•
the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

•
the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

•
changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

•
our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, such as supply chain disruptions, public health crises, curtailments of trade, diversions of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services;

•
unfavorable results in legal proceedings; and

•
general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and other materials filed or to be filed with the SEC are based upon information available to us on the date of this prospectus supplement or such document. We caution that the foregoing list of factors is not exclusive. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this prospectus supplement, the accompanying prospectus and any related company free writing prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information in this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
The Company
We are a defense technology provider delivering integrated capabilities across air, land, sea, space, and cyber. We develop and deploy autonomous systems, precision strike systems, counter-uncrewed aircraft systems technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities. We operate a national manufacturing footprint to deliver proven systems and capabilities whose markets offer the potential for significant long-term growth. In addition, we believe that some of the innovative potential products, services and technologies in our research and development pipeline will emerge as new growth platforms in the future, creating additional market opportunities.
We were originally incorporated in California in July 1971 and reincorporated in Delaware in 2006, and our common stock is listed and traded on the Nasdaq under the ticker symbol “AVAV.” Our principal executive office is located at 241 18th Street South, Suite 650, Arlington, Virginia 22202. Our telephone number is (703) 418-2828 and our website is www.avinc.com. Information contained on our website is not and should not be deemed a part of this prospectus supplement, accompanying prospectus or any report or filing filed with or furnished to the SEC.
Recent Developments
The BlueHalo Merger
On November 18, 2024, AeroVironment, Archangel Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of AeroVironment (“Merger Sub”), BlueHalo Financing Topco, LLC, a Delaware limited liability company (“BlueHalo”), and BlueHalo Holdings Parent, LLC, a Delaware limited liability company and sole member of BlueHalo Financing Topco, LLC (“Seller”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on May 1, 2025, Merger Sub merged with and into BlueHalo, with BlueHalo continuing as our wholly owned subsidiary and the surviving company of the merger (the “BlueHalo Merger”). We issued an aggregate of 17,425,849 shares of our common stock to the former unitholders of BlueHalo as consideration for the BlueHalo Merger, and also drew an aggregate of $925.0 million of debt under a term loan entered in connection with the BlueHalo Merger (the “New Term Loan”) and our revolving credit facility (the “Revolving Credit Facility”) in order to settle the existing indebtedness of BlueHalo as well as transaction expenses.
We believe the enhanced global scale and footprint of the combined company will allow us to expand into new markets in the defense industry, enhance our scale, customer and contract diversity and capital resources and enhance our proprietary capabilities in high-growth missions in the defense industry. We also expect that we will be able to better serve our legacy customers and BlueHalo’s customers in critical growth markets while providing cost-saving opportunities to current and potential customers.
Concurrently with the execution of the Merger Agreement, Seller, certain members of the Seller and Seller sponsor members affiliated with Arlington Capital Partners entered into joinder and lock-up agreements (the “joinder and lock-up agreements”) pursuant to which all of the shares of our common stock issued as consideration in the BlueHalo Merger are subject to certain lock-up restrictions on the transfer of such shares of our common stock. Of such shares, 40% will be released on May 1, 2026, 30% will be released on November 1, 2026, and the remaining shares will be released on May 1, 2027 (such lock-up, the “BlueHalo Lock-up” and such period, the “BlueHalo Lock-up Period”). During the BlueHalo Lock-up Period, transfers are permitted under specific conditions, including gifts, estate planning, transfers to trusts or affiliates, pledges as collateral, and certain legal or corporate transactions, provided the transferee agrees to adhere to the terms of the joinder and lock-up agreements. The joinder and lock-up agreements will terminate upon the earliest of (i) the end of the BlueHalo Lock-up Period or (ii) mutual written agreement of the parties.
Concurrent Convertible Notes Offering
Concurrently with this offering, we are conducting a public offering of $650,000,000 aggregate principal amount of our 0% Convertible Senior Notes due 2030 (the “convertible notes”) (or up to $747,500,000 aggregate principal amount if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option) (the “Concurrent Convertible Notes Offering”). The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the convertible notes in the Concurrent Convertible Notes Offering.
Neither this offering nor the Concurrent Convertible Notes Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, or vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, on significantly different terms or at all. See “Description of the Concurrent Convertible Notes Offering.”

THE OFFERING
The summary below describes the principal terms of the offering. As used in this section, “we,” “our” and “us” refer to AeroVironment, Inc. and not to its subsidiaries.
Issuer
AeroVironment, Inc.
Shares of Common Stock Offered
3,528,226 shares.
Option to Purchase Additional Shares
We have granted the underwriters an option to purchase, in whole or in part, for a period of 30 days from the date this prospectus supplement up to 529,234 shares of our common stock.
Common Stock Outstanding Immediately Following this Offering
49,342,501 shares.
Offering Price
$248.00 per share of common stock.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $840.9 million (or approximately $967.2 million if the underwriters exercise in full their option to purchase additional shares of our common stock), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
We intend to use approximately $965.3 million of the net proceeds from this offering, together with the net proceeds from the Concurrent Convertible Notes Offering, to repay indebtedness under the New Term Loan and outstanding borrowings under the Revolving Credit Facility, and the remainder, for general corporate purposes, including to increase manufacturing capacity. See “Use of Proceeds.”
Certain of the underwriters or their respective affiliates are lenders, and in some cases agents for the lenders, bookrunners or arrangers under our Credit Agreement, including our New Term Loan and our Revolving Credit Facility and, may, from time to time, hold other indebtedness of ours. Accordingly, if any portion of the net proceeds from this offering is used to repay any outstanding amounts under the New Term Loan or the Revolving Credit Facility, certain of the underwriters or their respective affiliates acting as lenders thereunder are expected to receive a portion of the net proceeds from this offering in connection with any such repayment. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
Concurrent Convertible Notes Offering
Concurrently with this offering, we are conducting a public offering of $650,000,000 aggregate principal amount of the convertible notes (or up to $747,500,000 aggregate principal amount if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option).
Neither this offering nor the Concurrent Convertible Notes Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, or vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, on significantly different terms or at all.

Nasdaq Global Select Market Exchange Symbol
Our common stock is listed on Nasdaq under the symbol “AVAV.” On July 1, 2025, the last reported sale price of our common stock was $252.40 per share.
Risk Factors
Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and accompanying prospectus before investing in our common stock.
Conflicts of Interest
JPMorgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the New Term Loan and the Revolving Credit Facility. A portion of the net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
The number of shares of our common stock outstanding immediately after this offering is based on 45,814,275 shares outstanding as of June 25, 2025, which includes 221,444 restricted stock awards outstanding as of such date, and excludes:
•
up to 258,225 shares of common stock issuable upon the exercise of outstanding performance-based restricted stock units, as of June 25, 2025;

•
1,551,934 total shares available for issuance under the AeroVironment, Inc. 2023 Employee Stock Purchase Plan and the AeroVironment, Inc. 2021 Equity Incentive Plan, as of June 25, 2025; and

•
the shares of common stock to be reserved for issuance upon the conversion of the convertible notes being offered in the Concurrent Convertible Notes Offering.

Unless otherwise indicated, all information in this prospectus supplement assumes (i) the issuance and sale in this offering of 3,528,226 shares of our common stock at the public offering price per share of $248.00, and (ii) the underwriters do not exercise their option to purchase additional shares of our common stock in this offering.

SUMMARY FINANCIAL AND OTHER INFORMATION
Non-GAAP Financial Measures
Non-GAAP earnings per diluted share and Adjusted EBITDA are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Our management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.
We present non-GAAP earnings per diluted share by excluding acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.
We define Adjusted EBITDA net income (loss) before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
Reconciliation of Non-GAAP Earnings per Diluted Share (Unaudited)
	Three Months Ended April 30, 2025	Three Months Ended April 30, 2024	Year Ended April 30, 2025	Year Ended April 30, 2024
Earnings per diluted share	$0.59	$0.22	$1.55	$2.18
Acquisition-related expenses	0.16	0.01	0.54	0.06
Amortization of acquired intangible assets and other purchase accounting adjustments	0.25	0.15	0.66	0.54
Legal accrual	0.06	—	0.06	—
Equity method and equity securities investments activity, net	(0.10)	0.05	(0.18)	0.21
Goodwill impairment	0.65	—	0.65	—
Earnings per diluted share as adjusted (non-GAAP)	$1.61	$0.43	$3.28	$2.99

Reconciliation of Adjusted EBITDA (Unaudited)
	Three Months Ended					Year Ended
(in millions)	April 30, 2025	January 25, 2025	October 26, 2024	July 27, 2024	April 30, 2024	April 30, 2025	April 30, 2024
Net income	$16.7	$(1.8)	$7.5	$21.2	$6.0	$43.6	$59.7
Interest expense, net	1.0	0.2	0.7	0.2	0.1	2.2	4.2
Provision for (benefit from) income taxes	0.2	(0.6)	(0.2)	1.5	(1.8)	0.9	1.9
Depreciation and amortization	13.9	9.3	9.0	8.9	10.9	41.0	35.7
EBITDA (non-GAAP)	31.8	7.2	17.0	31.8	15.2	87.7	101.5
Stock-based compensation	5.9	5.4	5.6	4.5	4.6	21.5	17.1
Equity method and equity securities investments activity, net	(2.8)	(1.5)	(1.0)	0.3	1.4	(5.0)	5.6
Amortization of cloud computing arrangement implementation	0.6	0.7	0.6	0.6	0.6	2.4	1.5
Goodwill impairment	18.4	—	—	—	—	18.4	—
Legal accrual	2.1	—	—	—	—	2.1	—
Acquisition-related expenses	5.6	10.0	3.7	—	0.4	19.3	2.1
Adjusted EBITDA (non-GAAP)	$61.6	$21.8	$25.9	$37.2	$22.2	$146.4	$127.8

RISK FACTORS
An investment in our common stock involves certain risks. You should carefully consider the risks described below and those discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2025 under the sections titled “Risk Factors” in Part I, Item 1A and in other filings we may make from time to time with the SEC before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, especially our financial statements and related notes, before making an investment decision.
Risks Related to This Offering and our Common Stock
The issuance or sale of shares of our common stock could depress the trading price of our common stock and the convertible notes.
We may conduct future offerings of our common stock, preferred stock or other securities that are convertible into or exercisable for our common stock to finance our operations, to fund acquisitions, or for other purposes. Additionally, we have shares reserved and available for issuance pursuant to our 2023 Employee Stock Purchase Plan and our 2021 Equity Incentive Plan, and issued 17,425,849 shares of common stock as consideration for the BlueHalo Merger, substantially all of which are subject to the BlueHalo Lock-up but will be eligible for resale upon expiration of the applicable BlueHalo Lock-up Period. If these additional shares are sold, or if it is perceived that they will be sold, into the public market, the price of our common stock could decline substantially. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock could decline.
We and our executive officers and our board members have entered into lock-up agreements with the underwriters of this offering and the underwriters of the Concurrent Convertible Notes Offering under which we, for a period of 90 days from the date of this prospectus supplement, have agreed, subject to certain exceptions, not to sell, directly or indirectly, any of their shares of our common stock without the permission of J.P. Morgan Securities LLC and BofA Securities Inc. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and our board members will be able to sell our common stock in the public market, subject to compliance with applicable securities laws restrictions. Sales of a substantial number of such shares of our common stock upon expiration of the lock-up period or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your shares at a time and price that you deem appropriate.
The price of our common stock may fluctuate significantly, and you may not be able to resell shares of your common stock at or above the price you paid.
The market prices for securities of companies in our industry have frequently been volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including the following:
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U.S. government spending levels, both generally and by our particular customers;

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the volume of operational activity by the U.S. military and militaries of foreign U.S. allies;

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delays in the payment of our invoices by government payment offices, resulting in potentially reduced earnings during a particular fiscal quarter;

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announcements of new products or technologies, commercial relationships or other events relating to us or our industry or our competitors;

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failure of any of our key products to gain market acceptance;

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variations in our quarterly operating results;

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perceptions of the prospects for the markets in which we compete;

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changes in general economic conditions;

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changes in securities analysts’ estimates of our financial performance;

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regulatory developments in the United States and foreign countries;

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fluctuations in stock market prices and trading volumes of similar companies;

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news about the markets in which we compete or regarding our competitors;

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material announcements by us or our competitors;

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terrorist acts or military action related to international conflicts, wars or otherwise;

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media coverage regarding our products and services;

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changes in our level of outstanding indebtedness and other obligations;

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sales of shares we issued in the BlueHalo Merger;

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the expiration of the BlueHalo Lock-up;

•
sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders; and

•
additions or departures of key personnel.

In addition, the equity markets in general, and Nasdaq in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Further, the market prices of securities of emerging technology companies have been particularly volatile. These broad market and industry factors may affect the market price of our common stock adversely, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation often has been instituted against that company. This type of litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.
Certain of the underwriters and their affiliates may receive benefits in connection with this offering.
As of the date of this prospectus supplement, certain of the underwriters and/or their affiliates are lenders under the New Term Loan and the Revolving Credit Facility. To the extent that we use any portion of the net proceeds from this offering to repay the outstanding balance under the New Term Loan or the Revolving Credit Facility, such affiliates of the applicable underwriters will receive their proportionate share of any amount that is repaid with the net proceeds from this offering. This offering creates a potential conflict of interest because the underwriters have an interest in the successful completion of this offering beyond the sales commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed. For additional information, see “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
If securities analysts do not publish research or reports about us or our business or if they downgrade our common stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our common stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about us or our business, the price of our common stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose viability in the market, which in turn could cause our stock price or trading volume to decline.

Risks Related to the Concurrent Convertible Notes Offering
Conversion of the convertible notes may dilute the ownership interest of existing stockholders, including noteholders who have previously converted their convertible notes.
At our election, we may settle convertible notes tendered for conversion partly in shares of our common stock. As a result, the conversion of some or all of the convertible notes may dilute the ownership interests of existing stockholders to the extent we elect to settle such conversions partly in shares of our common stock. Any sales in the public market of the common stock issuable upon such conversion of the convertible notes could adversely affect prevailing market prices of our common stock and, in turn, the price of the convertible notes. In addition, the existence of the convertible notes may encourage short selling by market participants because the conversion of the convertible notes could depress the price of our common stock.
The closing of this offering is not contingent upon the closing of the Concurrent Convertible Notes Offering, and vice versa.
The closing of this offering is not contingent upon the closing of the Concurrent Convertible Notes Offering. Therefore, it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, and vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, on significantly different terms or at all. Accordingly, if you decide to purchase shares of our common stock, you should be willing to do so whether or not we complete the Concurrent Convertible Notes Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the convertible notes being offered in the Concurrent Convertible Notes Offering. See “Description of the Concurrent Convertible Notes Offering.”
Hedging activity by investors in the convertible notes could depress the trading price of our common stock.
We expect that many investors in the convertible notes being offered in the Concurrent Convertible Notes Offering, including potential purchasers of the convertible notes following the Concurrent Convertible Notes Offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the convertible notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock. This market activity, or the market’s perception that it will occur, could depress the trading price of our common stock.
Provisions in the supplemental indenture governing the convertible notes could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the convertible notes and the supplemental indenture governing the convertible notes could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a “fundamental change” (which will be defined in the supplemental indenture governing the convertible notes to include certain change-of-control events and the delisting of our common stock), then, subject to a limited exception, noteholders will have the right to require us to repurchase their convertible notes for cash. In addition, if a takeover constitutes a “make-whole fundamental change” (which will be defined in the supplemental indenture governing the convertible notes to include fundamental changes and certain additional business combination transactions), then we may be required to temporarily increase the conversion rate for the convertible notes. In either case, and in other cases, our obligations under the convertible notes and the supplemental indenture governing the convertible notes, as well as the instruments governing other indebtedness we have outstanding, could increase the cost of acquiring us or otherwise discourage a third-party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of our common stock may view as favorable.

We may be unable to raise the funds necessary to repurchase the convertible notes for cash following a fundamental change or to pay any cash amounts due upon maturity or conversion of the convertible notes, and our other indebtedness may limit our ability to repurchase the convertible notes or to pay any cash amounts due upon their maturity or conversion.
Noteholders may, subject to a limited exception, require us to repurchase their convertible notes following a fundamental change at a cash repurchase price generally equal to the principal amount of the convertible notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. Upon maturity of the convertible notes, we must pay their principal amount and accrued and unpaid special interest, if any, in cash, unless they have been previously repurchased, redeemed or converted. In addition, all conversions of the convertible notes will be settled partially or entirely in cash. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the convertible notes or pay any cash amounts due upon their maturity or conversion of the convertible notes. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the convertible notes or to pay any cash amounts due upon their maturity or conversion of the convertible notes. Our failure to repurchase convertible notes or to pay any cash amounts due upon their maturity or conversion of the convertible notes when required will constitute a default under the supplemental indenture governing the convertible notes. A default under the supplemental indenture governing the convertible notes or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the convertible notes.
The accounting method for the convertible notes could adversely affect our reported financial condition and results.
The accounting method for reflecting the convertible notes on our balance sheet, accruing amortized interest expense for the convertible notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
In accordance with applicable accounting standards, we expect that the convertible notes offered in the Concurrent Convertible Notes Offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the convertible notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the convertible notes. As a result of this amortization, the interest expense that we expect to recognize for the convertible notes for accounting purposes will be greater than the cash special interest, if any, payments we may be required to pay on the convertible notes, which will result in lower reported income.
In addition, we expect that the shares of our common stock underlying the convertible notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, if the conversion value of the convertible notes exceeds their principal amount for a reporting period, then we will calculate our diluted earnings per share assuming that all of the convertible notes were converted at the beginning of the reporting period and that we issued shares of our common stock to settle the excess. The after-tax interest expense associated with the convertible notes will not be added back to the numerator of the diluted earnings per share calculation for these purposes. However, if reflecting the convertible notes in diluted earnings per share in this manner is anti-dilutive, or if the conversion value of the convertible notes does not exceed their principal amount for a reporting period, then the shares underlying the convertible notes will not be reflected in our diluted earnings per share. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the convertible notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the convertible notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their convertible notes and could materially reduce our reported working capital.

We have not reached a final determination regarding the accounting treatment for the convertible notes nor the application of the if-converted method, and the description above is preliminary. Accordingly, we may account for the convertible notes and calculate diluted earnings per share in a manner that is significantly different than described above.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $840.9 million (or approximately $967.2 million if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
We estimate that the net proceeds to us from the Concurrent Convertible Notes Offering, if it is consummated as currently contemplated, will be approximately $630.8 million (or approximately $725.6 million if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option), after deducting the underwriters’ discounts and commissions and our estimated offering expenses.
We intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Convertible Notes Offering, as follows:
•
approximately $700.2 million to repay indebtedness under the New Term Loan;

•
approximately $265.1 million to repay outstanding borrowings under the Revolving Credit Facility; and

•
the remainder for general corporate purposes, including to increase manufacturing capacity.

We used the proceeds of the New Term Loan and $225.0 million borrowed under the Revolving Credit Facility to repay certain outstanding indebtedness of BlueHalo at the closing of the BlueHalo Merger, and to pay for certain related transaction costs.
The New Term Loan is scheduled to mature on May 1, 2027 and the Revolving Credit Facility is scheduled to mature on October 4, 2029. The applicable margin on the New Term Loan and the Revolving Credit Facility is based upon our Consolidated Leverage Ratio (as defined in the New Term Loan) and whether we elect as the benchmark rate (i) SOFR (as defined in the New Term Loan) (in which case, the applicable margin ranges from 1.50 – 2.50% per annum depending on our Consolidated Leverage Ratio) plus a credit spread adjustment of 0.10% or (ii) Base Rate (as defined in the New Term Loan) (in which case, the applicable margin ranges from 0.50 – 1.50% per annum depending on our Consolidated Leverage Ratio). Upon the occurrence of an event of default, an additional 2.00% per annum default interest rate may apply.
Certain of the underwriters and/or their respective affiliates are lenders under the New Term Loan and Revolving Credit Facility and, as a result, will receive a portion of the net proceeds from this offering that we intend to allocate to the repayment of such borrowings, on a pro rata basis across all applicable lenders thereunder. See “Underwriting (Conflicts of Interest).”
Subject to the above, we may also use a portion of the net proceeds from this offering to acquire, in-license or invest in products, technologies or businesses that are complementary to our business. However, we currently have no agreements or commitments to complete any such transaction.
Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments such as U.S. government securities and municipal bonds.

CAPITALIZATION
The following table presents our cash and cash equivalents and our capitalization as of April 30, 2025:
•
on an actual basis;

•
on an as adjusted basis to give effect to the consummation of the BlueHalo Merger and the corresponding incurrence of debt under the New Term Loan and Revolving Credit Facility; and

•
on an as further adjusted basis to give effect to (i) the completion of this offering (assuming no exercise of the option of the underwriters to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses; (ii) the Concurrent Convertible Notes Offering (assuming the underwriters do not exercise their over-allotment option); and (iii) the application of the net proceeds of both offerings as described under “Use of Proceeds.”

This table should be read in conjunction with the other information included or incorporated by reference this prospectus supplement, including our consolidated financial statements and related notes. Because the completion of this offering is not contingent on the completion of the Concurrent Convertible Notes Offering, you should not assume that the Concurrent Convertible Notes Offering, as further reflected in the as adjusted column in the table below, will take place.
	As of April 30, 2025
	Actual	As adjusted	As further adjusted
	(In thousands, except share and per share data)
Cash and cash equivalents	$40,862	$102,926	$619,638
Debt:
Revolving Credit Facility(1)	$30,000	$255,000	$—
New Term Loan	—	$700,000	$—
Principal amount of 0% Convertible Senior Notes due 2030 offered in the Concurrent Convertible Notes Offering(2)	—	—	650,000
Total debt	30,000	955,000	650,000
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares outstanding, actual and as adjusted	—	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized, 28,267,517 shares outstanding, actual, 45,693,366 shares outstanding, as adjusted, and 49,221,592 shares outstanding, as further adjusted	4	6	6
Additional paid-in capital	618,711	3,256,060	4,096,947
Accumulated other comprehensive loss	(6,514)	(6,514)	(6,514)
Retained earnings	274,306	255,403	254,910
Total stockholders’ equity	886,507	3,504,955	4,345,349
Total capitalization	$957,369	$4,562,881	$5,614,987

(1)
“Actual” reflects outstanding borrowings under the Revolving Credit Facility, excluding approximately $9.4 million outstanding in letters of credit.

(2)
The amounts shown in the table above for the convertible notes offered in the Concurrent Convertible Notes Offering represent their principal amount. However, we expect that the initial liability carrying amount of the convertible notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the convertible notes. As a result of this amortization, the interest expense that we expect to recognize for the convertible notes for accounting purposes will be greater than the cash special interest payments, if any, we may be required to pay on the convertible notes, which will result in lower reported net income or larger reported net loss.

DESCRIPTION OF THE CONCURRENT CONVERTIBLE NOTES OFFERING
Concurrently with this common stock offering, we are offering $650,000,000 aggregate principal amount of our 0% Convertible Senior Notes due 2030 (or $747,500,000 aggregate principal amount if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option) pursuant to a separate prospectus supplement in an underwritten public offering. The convertible notes will mature on July 15, 2030 unless repurchased, redeemed or converted prior to the maturity date. The convertible notes will not bear regular interest, and the principal amount of the notes will not accrete. Holders of the convertible notes may convert their convertible notes at their option only under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2025, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of convertible notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock; (4) if we call such convertible notes for redemption; and (5) at any time from, and including, April 15, 2030 until the close of business on the second scheduled trading day immediately before their maturity date. We will settle conversions by paying or delivering, as applicable, cash and, if applicable, shares of our common stock, at our election, based on the applicable conversion rate. The initial conversion rate is 3.1017 shares of common stock per $1,000 principal amount of convertible notes, which represents an initial conversion price of approximately $322.40 per share of common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the supplemental indenture governing the convertible notes to include certain business combination transactions involving us, the delisting of our common stock or our calling the convertible notes for redemption (only with respect to the convertible notes so called)) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
The convertible notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after July 21, 2028 and on or before the 61st scheduled trading day immediately before their maturity date, at a cash redemption price equal to the principal amount of the convertible notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding convertible notes unless at least $100 million aggregate principal amount of convertible notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any convertible note for redemption will constitute a make-whole fundamental change with respect to that convertible note, in which case the conversion rate applicable to the conversion of that convertible note will be increased in certain circumstances if it is converted after it is called for redemption.
If a “fundamental change” (as defined in the supplemental indenture governing the convertible notes) occurs, then, subject to a limited exception, noteholders may require us to repurchase their convertible notes at a cash repurchase price equal to the principal amount of the convertible notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.
The convertible notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the convertible notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including any borrowings under the New Term Loan and the Revolving Credit Facility. The convertible notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.

Neither this offering nor the Concurrent Convertible Notes Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, or vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, on significantly different terms or at all. The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the convertible notes to be issued in the Concurrent Convertible Notes Offering.
See “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Convertible Notes Offering.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as lead book-running managers of the offering and as representatives of the underwriters. We intend to enter into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:
Underwriter	Number of Shares
J.P. Morgan Securities LLC	1,270,161
BofA Securities, Inc.	1,105,510
Raymond James & Associates, Inc.	164,651
RBC Capital Markets, LLC	164,651
William Blair & Company, L.L.C.	164,651
Robert W. Baird & Co. Incorporated	164,651
BNP Paribas Securities Corp.	164,651
BTIG, LLC	131,720
Citizens JMP Securities, LLC	98,790
BMO Capital Markets Corp.	98,790
Total	3,528,226
The underwriters are committed to purchase all of the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $5.58 per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 529,234 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $9.30 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$9.30	$9.30
Total	$32,812,501.80	$37,734,378.00

We estimate that the total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2.6 million.
A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of the ownership of any shares of common stock or any such other securities (whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., for a period of 90 days after the date of the final prospectus supplement for this offering (the “clear market period”), other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the convertible notes to be issued and sold pursuant to the Concurrent Convertible Notes Offering and any shares of common stock issued upon conversion of the convertible notes; (ii) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (iii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan (A) in effect as of the closing of this offering and described in this prospectus supplement or (B) duly adopted by us following the closing of this offering; (iv) the issuance of up to 10% of the outstanding shares of our common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our common stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters for the duration of the clear market period; or (v) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of the final prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc. (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the lock-up party and/or its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution to members or shareholders of the lock-up party; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement; (viii) (A) to us from an employee upon death, disability or termination of employment of such employee or (B) to us pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, (ix) as part of a sale of lock-up securities acquired in this offering or in open market transactions after the completion of this offering, (x) (A) to us or (B) in broker-assisted market transactions in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in transfers to us, “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock awards, restricted stock units, options, warrants or rights, provided that any such shares of common stock received and, in the case of transfers contemplated in clause (B), retained upon such exercise, vesting or settlement shall be subject to the terms of this prospectus supplement, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of one or more trading plans after the date of the final prospectus supplement under Rule 10b5-1 under the Exchange Act for the transfer or disposition of shares of lock-up securities, provided that (A) such plan does not provide for the transfer or disposition of lock-up securities during the restricted period (B) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the restricted period shall include a statement that the lock-up part is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the lock-up agreement.

J.P. Morgan Securities LLC and BofA Securities, Inc., in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Our common stock is listed/quoted on Nasdaq under the symbol “AVAV.”
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Conflicts of Interest
JPMorgan Chase Bank, N.A. and Bank of America, N.A., affiliates of J.P. Morgan Securities LLC and BofA Securities, Inc., respectively, are lenders under the New Term Loan and the Revolving Credit Facility. A portion of the net proceeds from this offering will be used to fund the repayment of our outstanding borrowings thereunder. As a result, we expect that more than 5% of the net proceeds from this offering will be received by affiliates of each of J.P. Morgan Securities LLC and BofA Securities, Inc. Therefore, this offering is being made in compliance with FINRA Rule 5121. Pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common stock.
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In addition, certain of the underwriters and/or their respective affiliates are lenders under the New Term Loan and the Revolving Credit Facility and, as a result, will receive a portion of the net proceeds from this offering that we intend to allocate to the repayment of such borrowings, on a pro rata basis across all applicable lenders thereunder. See “Use of Proceeds.”
Concurrent Convertible Notes Offering
Concurrently with this offering, we are conducting a public offering of $650,000,000 aggregate principal amount of the convertible notes (or up to $747,500,000 aggregate principal amount if the underwriters in the Concurrent Convertible Notes Offering exercise in full their over-allotment option). Neither this offering nor the Concurrent Convertible Notes Offering is conditioned upon the completion of the other, so it is possible that this offering occurs and the Concurrent Convertible Notes Offering does not occur, or vice versa. We cannot assure you that the Concurrent Convertible Notes Offering will be completed on the terms described herein, on significantly different terms or at all. The Concurrent Convertible Notes Offering is being made pursuant to a separate prospectus supplement and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the convertible notes to be issued in the Concurrent Convertible Notes Offering.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area, each a “Relevant State,” no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019/1234, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre (“DIFC”)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or the DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre, or the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement and accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and are not intended to be a public offer. This prospectus supplement and accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the DFSA.

Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act, or the FIEA. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Singapore
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

i.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

ii.
where no consideration is or will be given for the transfer;

iii.
where the transfer is by operation of law;

iv.
as specified in Section 276(7) of the SFA; or

v.
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Latham & Watkins LLP, and for the underwriters by Davis Polk & Wardwell LLP.
EXPERTS
AeroVironment, Inc.
The financial statements of AeroVironment, Inc., incorporated by reference in this prospectus supplement by reference to AeroVironment, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC)
The audited historical financial statements of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) included in Exhibit 99.1 of AeroVironment, Inc.’s Current Report on Form 8-K/A dated June 27, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the ability of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) to continue as a going concern as described in Note 1 and Note 8 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC related to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.
We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. In addition, our filings are available from our website at www.avinc.com. None of the information on our website constitutes a part of this prospectus supplement.
We are “incorporating by reference” into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (other than information that we have furnished (rather than filed) on Form 8-K, which information is expressly not incorporated by reference herein):
•
Annual Report on Form 10-K for the fiscal year ended April 30, 2025, filed with the SEC on June 25, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 12, 2024;

•
Current Reports on Form 8-K or Form 8-K/A filed with the SEC on May 1, 2025,June 27, 2025 and July 1, 2025, respectively; and

•
the description of AeroVironment common stock set forth in our registration statement on Form 8-A (Registration No. 001-33261), filed with the SEC under Section 12(b) of the Exchange Act on January 18, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein.
You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:
AeroVironment, Inc.
241 18th Street South, Suite 650
Arlington, Virginia 22202
Attn: Corporate Secretary
Tel: (703) 418-2828

PROSPECTUS
AEROVIRONMENT, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AVAV.” On June 27, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $278.07 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “AeroVironment,” “we,” “our,” “us” and the “Company” in this prospectus, we mean AeroVironment, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws that are not limited to historical facts but reflect our current beliefs, expectations or intentions regarding future events. Statements in this prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” “strategy,” “may,” and other similar expressions or the negative of such words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, employment opportunities and mobility, plans and objectives of management, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information.
Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These risks and uncertainties also include those set forth under “Risk Factors” included in this prospectus, as well as, among others, risks and uncertainties relating to:
•
unexpected technical and marketing difficulties inherent in major research and product development efforts;

•
availability of U.S. government and allied government funding for defense procurement and research and development (“R&D”) programs and the changes in the timing and/or amount of government spending;

•
our reliance on certain customers, including the U.S. government and allied foreign governments, for a significant portion of our revenues;

•
the extensive regulatory requirements governing our contracts with the U.S. government and international customers and the results of any audit or investigation of our compliance therewith;

•
our ability to remain a market innovator, to create new market opportunities and/or to expand into new markets;

•
the potential need for changes in our long-term strategy in response to future developments;

•
our ability to attract and retain skilled employees;

•
unexpected changes in significant operating expenses, including components and raw materials;

•
any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages of components for our products;

•
changes in the supply, demand and/or prices for our products and services and our ability to perform under existing contracts and obtain new contracts;

•
increased competition, including from firms that have substantially greater resources than we have and, in the uncrewed systems market, from lower-cost consumer drone manufacturers who may seek to enhance their systems’ capabilities over time;

•
the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

•
the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

•
changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

•
our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

•
our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, such as supply chain disruptions, public health crises, curtailments of trade, diversions of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services;

•
failure to develop new products or integrate new technology into current products;

•
unfavorable results in legal proceedings;

•
our ability to comply with the covenants in our loan documents;

•
failure to establish and maintain effective internal control over financial reporting;

•
general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation; and

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other risks and uncertainties identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other risks as identified from time to time in its SEC reports.

AeroVironment cautions that the foregoing list of factors is not exclusive. Other unknown or unpredictable factors also could have a material adverse effect on AeroVironment’s business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.avinc.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on June 24, 2025.

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended April 30, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 12, 2024.

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Our Current Reports on Form 8-K filed with the SEC on May 1, 2025 and our Current Report on Form 8-K/A filed with the SEC on June 27, 2025.

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The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on January 18, 2007, as supplemented by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended April 30, 2025, filed with the SEC on June 24, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
AEROVIRONMENT, INC.
241 18th Street South, Suite 650
Arlington, Virginia 22202
(703) 418-2828
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We design, develop, produce, deliver and support a technologically advanced portfolio of intelligent, multi-domain robotic systems and related services for government agencies and businesses. We supply uncrewed aircraft systems, loitering munitions systems, uncrewed ground vehicles and related services primarily to organizations within the U.S. Department of Defense, other federal agencies and to international allied governments.
We were originally incorporated in California in July 1971 and reincorporated in Delaware in 2006, and our common stock is listed and traded on the Nasdaq under the ticker symbol “AVAV.” Our principal executive office is located at 241 18th Street South, Suite 650, Arlington, Virginia 22202. Our telephone number is (703) 418-2828 and our website is www.avinc.com. Information contained on our website is not and should not be deemed a part of this prospectus or any report or filing filed with or furnished to the SEC.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Fifth Amended and Restated Bylaws, as amended (“Bylaws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
As used in this section only, “AeroVironment,” “we,” “our” or “us” refer to AeroVironment, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
Authorized Capital Stock
Our authorized capital stock consists of:
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100,000,000 shares of common stock, $0.0001 par value; and

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10,000,000 shares of preferred stock, $0.0001 par value.

Description of Common Stock
Voting Rights
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights.
Dividend Rights
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.
Liquidation Rights
Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of the Company, subject to the prior rights of any preferred stock then outstanding.
Other Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.
Description of Preferred Stock
Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:
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the number of shares to be included in the series;

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the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

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the redemption price, if any, and the terms and conditions of redemption;

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any sinking fund provisions for the purchase or redemption of the series;

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if the series is convertible, the terms and conditions of conversion;

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the amounts payable to holders upon our liquidation, dissolution or winding up; and

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any other rights, powers, preferences and limitations relating to the series, including voting powers.

Our board of directors’ ability to authorize, without stockholder approval, the issuance of preferred stock, may dilute the voting power, rights and preferences of the holders of our common stock or other series of preferred stock that may be outstanding.
No shares of our preferred stock are currently issued and outstanding.
Specific Terms of a Series of Preferred Stock
The preferred stock we may offer will be issued in one or more series. The preferred stock may have any one or more of the dividend, liquidation, redemption and voting powers, preferences, and rights discussed below. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:
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the designations and stated value per share;

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the number of shares offered;

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the amount of liquidation preference per share;

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the public offering price at which the preferred stock will be issued;

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the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

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any redemption or sinking fund provisions;

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any conversion or exchange rights; and

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any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, powers, limitations and restrictions.

Voting Rights
The holders of preferred stock of each series have one vote per share, except as otherwise provided in the certificate of designation governing such preferred stock and as described in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
In addition, the holders of a series of preferred stock created pursuant to a certificate of designation will possess certain class votes under the DGCL as required by law, in addition to any class votes granted to the holders of such series in a certificate of designation creating such series of preferred stock. Specifically, without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:
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increase or decrease the par value of the shares of that series; or

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alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

Dividend Rights
Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.
Rank
Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Convertibility
Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.
Redemption
The terms, if any, on which shares of preferred stock of a series may be redeemed will be described in the applicable prospectus supplement.
Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:
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as described above or in the prospectus supplement;

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as provided in our certificate of incorporation and in the certificate of designations creating such series of preferred stock; and

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as otherwise required by law.

Election and Removal of Directors
Until the election of directors at our 2027 annual meeting of stockholders, our board of directors is divided into three classes. Starting with our 2025 annual meeting of stockholders, the directors whose terms expire at each annual meeting of stockholders will be elected to one-year terms rather than three-year terms. For so long as our board of directors is classified, any director may be removed, for cause, from the board of directors at any meeting of stockholders by not less than 66 2/3% of our outstanding stock. Upon the board of directors becoming declassified at the 2027 annual meeting of stockholders, directors may be removed with or without cause by the affirmative vote of not less than a majority of the total voting power of all outstanding securities of the company then entitled to vote generally in the election of directors, voting together as a single class, in accordance with Delaware law.
Shareholder’s Agreement
On November 18, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Archangel Merger Sub, LLC, a Delaware limited liability company and our direct wholly owned subsidiary (“Merger Sub”), BlueHalo Financing Topco, LLC, a Delaware limited liability company (“BlueHalo”), and BlueHalo Holdings Parent, LLC, a Delaware limited liability company and sole member of BlueHalo Financing Topco, LLC (“Seller”). In connection with the execution and delivery of the

Merger Agreement, Arlington Capital Partners V, L.P. and Arlington Capital Partners VI, L.P. (collectively, the “Sponsor Members”) entered into a shareholder’s agreement (the “Shareholder’s Agreement”) with us pursuant to which the Sponsor Members, among other things, agreed to abide by customary standstill covenants, obligations to vote consistent with the recommendation of our board of directors, and customary employee non-solicit restrictions with respect to the employees of the Company and its subsidiaries. Among other things, we agreed to provide the Sponsor Members with certain board designation rights and customary registration rights, including customary demand and piggyback rights. The Sponsor Members have such designation rights to designate two directors to our board of directors until they and their affiliates cease to collectively hold and own, directly or indirectly, at least 20% of our Adjusted Outstanding Shares, and the Sponsor Members will have such designation rights to designate one director to our board of directors until they and their affiliates cease to collectively hold and own, directly or indirectly, at least 15% but less than 20% of our Adjusted Outstanding Shares. “Adjusted Outstanding Shares” means, at any time, the total number of issued and outstanding shares of our common stock, less the number of shares issued by us within six months of May 1, 2025.
Certain Anti-Takeover Provisions of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Some provisions of the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation and Bylaws, contain provisions that could make certain transactions more difficult, including an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise, or the removal of any of our incumbent officers and directors.
These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock.   Our board of directors, without further action by our stockholders, may issue up to 10,000,000 shares of undesignated preferred stock in one or more series, in each case, in such number and with such voting or other rights, preferences, or privileges as are established by our board of directors with respect thereto, including those superior to our common stock, that could impede the success of any attempt to change the control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings.   Our Certificate of Incorporation and Bylaws provide that a special meeting of stockholders may be called only by our chairman of the board or chief executive officer, or by the chief executive officer or secretary at the request in writing by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Elimination of Stockholder Action by Written Consent.   Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.
Amendments to Certificate of Incorporation and Bylaws.   The affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock of the Company, voting together as a single class, is required to amend certain portions of the Certificate of Incorporation, including the portions regarding the removal of directors for cause by our stockholders. Our board of directors may amend or repeal our Bylaws without any further action by our stockholders. Our stockholders may amend or repeal the Bylaws with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2∕3% of the total voting power of all outstanding Company securities then entitled to vote generally in the election of directors, voting together as a single class.
Delaware Anti-Takeover Statute.   We are subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits persons deemed “interested stockholders” from engaging, under certain circumstances, in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders, unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated in accordance with the provisions of Section 203 of the DGCL; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors. We also anticipate that Section 203 of the DGCL may also discourage attempts that might result in a premium over the market price for the shares of capital stock held by stockholders.
Transfer Agent
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Exchange Listing
Our common stock is traded on The Nasdaq Global Select Market under the trading symbol “AVAV.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “AeroVironment,” “we,” “our” or “us” refer to AeroVironment, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than AeroVironment) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or AeroVironment and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of AeroVironment;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•
to surrender any of our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of debt securities of any series;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of debt securities;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•
waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•
through underwriters or dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of AeroVironment, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
AeroVironment, Inc.
The financial statements of AeroVironment, Inc., incorporated by reference in this prospectus by reference to AeroVironment, Inc.’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC)
The audited historical financial statements of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) included in Exhibit 99.1 of AeroVironment, Inc.’s Current Report on Form 8-K/A dated June 27, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the ability of BlueHalo Financing TopCo, LLC (f/k/a BlueHalo Financing Holdings, LLC) to continue as a going concern as described in Note 1 and Note 8 to the financial statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

3,528,226 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Lead Book-Running Managers
J.P. Morgan
BofA Securities
Joint Book-Running Managers
Raymond James
RBC Capital Markets
William Blair
Baird
BNP PARIBAS
Co-Managers
BTIG
Citizens Capital Markets
BMO Capital Markets
July 1, 2025